UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Calavo Growers, Inc.

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Calavo Growers, Inc. Announces Virtual Access Capabilities for its 2021 Annual Meeting of Shareholders

SANTA PAULA, Calif., April 12, 2021—Calavo Growers, Inc. (“Calavo”) (“Company”) (Nasdaq-GS: CVGW), a global leader in the avocado and value-added fresh food industries, today reminded shareholders that due to continued public health concerns related to the spread of COVID-19, the Company will provide its shareholders with the capability to attend its 2021 annual shareholder meeting virtually. The meeting will consist only of the formal business portion and the Company is offering the virtual alternative as a way for shareholders to have essentially the same meeting experience without attending in person.

The annual meeting will be held at 1:00 pm Pacific Time on April 21, 2021. Holders of record at the close of business on February 22, 2021 will be entitled to participate, submit questions and vote at the annual meeting by following the instructions available on the virtual meeting website at www.virtualshareholdermeeting.com/CVGW2021 and using the 16-digit control number included in their proxy materials.

Non-shareholders may attend the annual meeting as a guest but will not have the option to vote any shares or ask questions during the virtual meeting.

Cumulative Voting

Note that cumulative voting for directors will not be allowed via the live webcast. Shareholders who wish to vote cumulatively for directors should provide proxy instructions before the Annual Meeting at www.proxyvote.com. Shareholders will be able to vote cumulatively for directors in person at the Annual Meeting, but there will be no difference in the tallying of cumulative votes for directors provided through instructing a proxy in advance at www.proxyvote.com compared to voting in person at the Annual Meeting. Shareholders need not attend the Annual Meeting in person simply to vote cumulatively for directors.

Whether or not a shareholder plans to access the live call or webcast of the Annual Meeting, the Company urges all shareholders to vote and submit their proxies in advance of the Annual Meeting using one of the methods described in its proxy materials.

Shareholders are encouraged to read the Company’s proxy statement carefully. All information included in the proxy statement remains unchanged except with respect to the matters set forth herein.

Calavo Growers, Inc.

About Calavo Growers, Inc.

Calavo Growers, Inc. is a global avocado-industry leader and provider of value-added fresh food serving retail grocery, foodservice, club stores, mass merchandisers, food distributors and wholesalers worldwide. The Company’s Fresh segment procures and markets fresh avocados and select other fresh produce, including tomatoes and papayas. The Renaissance Food Group (RFG) segment creates, markets and distributes a portfolio of healthy, fresh foods, including fresh-cut fruit, fresh-cut vegetables and prepared foods. The Foods segment manufactures and distributes guacamole and salsa. Founded in 1924, Calavo’s fresh food products are sold under the respected Calavo brand name as well as Garden Highway, Chef Essentials and several private label and store brands.

Contact: Financial Profiles, Inc.

Lisa Mueller, Senior Vice President

(310) 622-8231

calavo@finprofiles.com

This communication may be deemed to be solicitation material in respect of the 2021 annual meeting of shareholders (the “Annual Meeting”) of Calavo Growers, Inc., a California corporation (the “Company”). On March 1, 2021, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “Commission”) in connection with the Annual Meeting. SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIALS THAT ARE FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSALS TO BE VOTED UPON. The Company’s proxy statement and any other solicitation materials filed by the Company with the Commission can be obtained free of charge at the Commission’s website at www.sec.gov and at the investor relations section of the Company’s website at ir.calavo.com. Shareholders may also write to the Company at the following email address to request copies of these materials: 2021proxy@calavo.com. The Company, its directors and certain of its officers will be participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Detailed information regarding the identity of participants, and their respective interests in the Company by security holdings or otherwise, are set forth in the definitive proxy statement for the Annual Meeting. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

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